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                                                                   EXHIBIT 12.2


                                RBF FINANCE CO.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                     ($ IN THOUSANDS, EXCEPT RATIO AMOUNTS)


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

                                                                                              For The Three
                                                                                          Months Ended March 31,
                                                                                         -----------------------
                                                                                                  1999
                                                                                               ----------
Income before income tax expense......................................................           $    90
Add
       Portion of rents representative of the interest factor ........................                --
       Interest on indebtedness.......................................................             1,226
                                                                                                 -------
                         Income as adjusted ..........................................           $ 1,316
                                                                                                 -------

Fixed charges
       Interest on indebtedness.......................................................           $ 1,226
                         Interest capitalized ........................................                --
                         Portion of rents representative of the interest factor ......                --
                                                                                                 -------
                         Fixed charges ...............................................           $ 1,226
                                                                                                 -------
Ratio of earnings to fixed charges ...................................................               1.1
                                                                                                 -------
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